Exhibit 5.5

STONE PIGMAN WALTHER WITTMANN L.L.C. COUNSELLORS AT LAW

MICHAEL D. LANDRY DIRECT DIAL: (504) 593-0852 DIRECT FAX: (504) 596-0852 E-MAIL: MLANDRY@STONEPIGMAN.COM	546 CARONDELET STREET NEW ORLEANS, LOUISIANA 70130-3588 (504) 581-3200 FAX (504) 581-3361 WWW.STONEPIGMAN.COM	OUR FILE NUMBER 62,644

May 2, 2008

Quality Distribution, LLC

QD Capital Corporation

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

Re:	Exchange Offer of Senior Floating Rate Notes due 2012, Series B, of
Quality Distribution, LLC and QD Capital Corporation

Ladies and Gentlemen:

We have acted as special Louisiana counsel to Boasso America Corporation, a Louisiana corporation (“Boasso”), in connection with the proposed issuance by Quality Distribution, LLC, a Delaware limited liability company (“QD LLC”), and QD Capital Corporation, a Delaware corporation (together with QD LLC, the “Issuers”), of up to $50,000,000 principal amount at maturity of the Issuers’ Senior Floating Rate Notes due 2012, Series B (the “New Series B Notes”), after registration under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount at maturity of the Issuers’ outstanding Senior Floating Rate Notes due 2012, Series B (the “Old Series B Notes”), which have not been so registered (the “Exchange Offer”). As contemplated by the Registration Rights Agreement dated as of December 18, 2007, among the Issuers, the guarantors named therein, and Credit Suisse Securities (USA) LLC (the “Registration Rights Agreement”), the Old Series B Notes were issued, and the New Series B Notes are proposed to be issued, pursuant to the Indenture dated as of December 18, 2007, among the Issuers, the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”), which Indenture includes, in Article 10 thereof, certain guarantees by Boasso and other affiliates of the Issuers with respect to both the Old Series B Notes and the New Series B Notes (the “Guarantees”), which guarantees are to be further evidenced by instruments substantially in the form of Exhibit D to the Indenture, including one to be executed and delivered by Boasso (the “Boasso Guarantee”), which may be endorsed as a notation on each New Series B Note authenticated and delivered by the Indenture trustee.

STONE PIGMAN WALTHER WITTMANN L.L.C.

May 2, 2008

In connection with this letter, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the following documents: (i) an executed copy of the Indenture; (ii) an executed copy of the Registration Rights Agreement; (iii) the form of the New Series B Notes (Exhibit B to the Indenture); (iv) the form of the Boasso Guarantee (Exhibit D to the Indenture); (v) the Articles of Incorporation of Boasso; (vi) the Bylaws of Boasso; (vii) the resolutions adopted by the sole director and by the sole shareholder of Boasso authorizing, among other things, the execution and delivery of the Boasso Guarantee (the “Resolutions”), and (viii) such other documents, instruments, certificates, and records, and conducted such other inquiries and examinations, as we have considered necessary or appropriate in order to render our opinions contained in this letter.

As to factual matters material to this opinion, we have relied upon (i) certificates of public officials; (ii) certificates and statements made to us by one or more officers or other representatives of Boasso or an Issuer; and (iii) statements, representations, and warranties of Boasso or an Issuer in the Indenture, the Registration Rights Agreement, and the Boasso Guarantee. We have not conducted any independent investigation of, or attempted to verify independently, such factual matters.

In rendering the opinions set forth in this letter, we have assumed, among other things, without independent investigation: (i) the legal capacity and competency of all natural persons; the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to authentic, original documents of all documents submitted to us as copies (whether photocopies, facsimiles, or otherwise); and the accuracy and completeness of all corporate records provided to us; (ii) that the Resolutions are in full force and effect and have not been amended, rescinded, or superseded; that the Indenture and the Registration Rights Agreement are in full force and effect and no provisions thereof have been amended or waived; that the certificates and other documents on which we have relied that are dated before the date of this letter have continued to remain accurate through the date of this letter; (iii) that each of the New Series B Notes and the Boasso Guarantee have been or will be appropriately completed, executed, and delivered in the form submitted to us for review without material changes, with all appropriate schedules and exhibits attached, and all blanks filled in as appropriate; and (iv) that the director and shareholder of Boasso have complied with their fiduciary duties and the transactions contemplated by the Indenture serve legitimate corporate purposes of and are fair as to Boasso.

Based upon and subject to the assumptions, limitations, and qualifications stated in this letter, we are of the following opinions:

1. Boasso is a corporation duly incorporated, validly existing, and in good standing with the Louisiana Secretary of State under the laws of Louisiana.

STONE PIGMAN WALTHER WITTMANN L.L.C.

May 2, 2008

2. The Boasso Guarantee has been duly authorized by all necessary corporate action on the part of Boasso.

3. When the Boasso Guarantee has been executed and delivered, and the New Series B Notes have been duly executed, authenticated, and delivered, all in accordance with and in satisfaction of the conditions set forth in the Registration Rights Agreement, the Indenture, and the Exchange Offer and in compliance with the Securities Act and other securities (including “blue sky”) laws, the Boasso Guarantee will be duly executed and delivered.

The opinions set forth in this letter are limited to matters governed by the laws of the State of Louisiana as currently in effect that a Louisiana lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to such opinions. No opinion is expressed in this letter as to any other laws, including the federal laws of the United States of America or the laws of any state (except Louisiana), parochial, municipal, local, foreign, or other jurisdiction. We note that the Indenture, the New Series B Notes, and the Guarantees, including the Boasso Guarantee, refer to the law of the State of New York, and we express no opinion as to any matters of New York law. Moreover, we express no opinion as to compliance with or the applicability or effect of any securities (including “blue sky”) laws, any fraudulent transfer or fraudulent conveyance or similar laws, any laws regarding dividends or distributions to shareholders, or any laws specifically applicable to commercial carriers.

We express no opinion as to the enforceability of the Boasso Guarantee or of any other agreement.

We did not participate in the preparation of the Registration Statement on Form S-4 filed by the Issuers with the SEC relating to the Exchange Offer (File No. 333-150274) (such registration statement, as amended on the date hereof and as supplemented by the prospectus filed pursuant to Rule 424(b) of the SEC promptly following the date hereof, the “Registration Statement”). We have conducted no independent investigation with respect to, nor do we express any opinion with respect to, the accuracy, completeness, compliance with any securities or other laws, or fairness of any part of the Registration Statement. We express no opinion regarding the financial condition, solvency, or prospects of Boasso or any other entity or regarding the value, if any, of the Boasso Guarantee or of any of the Guarantees or the New Series B Notes.

This letter is limited to matters expressly set forth herein and no opinion is implied or to be inferred beyond the matters expressly stated in this letter. This letter expresses our legal opinions as to the foregoing matters based on our professional judgment at this time; it is not a guaranty or warranty as to any matter.

Our opinions expressed herein are as of the date hereof, and we undertake no (and disclaim any) obligation to update or supplement our opinions or to advise you of any changes of

STONE PIGMAN WALTHER WITTMANN L.L.C.

May 2, 2008

law or fact or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Please note that our firm represented the Issuers in connection with the acquisition of Boasso in 2007 and may represent the Issuers or Boasso from time to time with respect to particular matters.

This opinion is rendered to you and is solely for your benefit in connection with the above transaction. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm, or corporation for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (“SEC”) as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to appropriate reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. We also consent that Barack Ferrazzano Kirschbaum & Nagelberg LLP may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement.

Very truly yours,

/Stone Pigman Walther Wittmann L.L.C./